Exhibit 32.1

                CERTIFICATION OF PERIODIC REPORT


I, Mark G. Papa, Chairman of the Board and Chief Executive
Officer of EOG Resources, Inc., a Delaware Corporation (the
"Company"), certify, pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     (1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or
         78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  February 25, 2005


/s/ MARK G. PAPA
Mark G. Papa
Chairman of the Board and Chief Executive Officer
(Princial Executive Officer)